SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934


Filed by the Registrant   [x]
Filed by a Party other than the Registrant[ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       FIRST WASHINGTON REALTY TRUST, INC.
               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.
[  ] $500 per each party to the  controversy  pursuant  to  Exchange  Act Rule
     14a-6 (i)(3).
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:1

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

                                             April 14, 1997





Dear Stockholder:

     You are cordially invited to attend our annual meeting of Stockholders, which will be held this year at The Hyatt Regency-Bethesda, One Bethesda Metro Center, Bethesda, Maryland, on Friday, May 16, 1997, at 11:00 a.m. (EDT). On the following pages you will find the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

                                             Sincerely,


                                             /s/ Stuart D. Halpert
                                             ---------------------
                                             Stuart D. Halpert
                                             Chairman of the Board

                       FIRST WASHINGTON REALTY TRUST, INC.

                        4350 East-West Highway, Suite 400
                            Bethesda, Maryland 20814

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of First Washington Realty Trust, Inc.:

     Notice is hereby given that the Annual Meeting of the Stockholders of FIRST WASHINGTON REALTY TRUST, INC., a Maryland corporation (the "Company"), will be held at The Hyatt Regency - Bethesda, One Bethesda Metro Center, Bethesda,
Maryland, on Friday, May 16, 1997, at 11:00 a.m. (EDT), for the following purposes:

     1. To elect, pursuant to the Company charter, three Directors for a three-year term and until their successors are elected and qualify.

     2. To consider and vote upon a proposal to amend the 1994 Stock Option Plan for Officers, Directors and Key Employees of First Washington Realty Trust, Inc., First Washington Realty Limited Partnership and First Washington Management, Inc. (the "Stock Option Plan").

     3. To consider and vote upon ratification of the appointment of Coopers & Lybrand, L.L.P. to serve as independent auditors for the Company for the calendar year ending December 31, 1997.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 10, 1997 as the record date for determining stockholders of record entitled to notice of and to vote at the Annual Meeting.

     Accompanying this Notice is a proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

     All stockholders are cordially invited to attend the meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS,


                                             /s/ Jeffrey S. Distenfeld
                                             -----------------------------------
                                             JEFFREY S. DISTENFELD
                                             Senior Vice President and Secretary


Bethesda, Maryland
April 14, 1997

                       FIRST WASHINGTON REALTY TRUST, INC.
                        4350 East-West Highway, Suite 400
                            Bethesda, Maryland 20814

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 16, 1997

     The enclosed Proxy is solicited by the Board of Directors of First Washington Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with the Annual Meeting of Stockholders to be held at 11:00 a.m.
(EDT) on May 16, 1997, at The Hyatt Regency - Bethesda, One Bethesda Metro Center, Bethesda, Maryland 20814, and at any adjournment or postponement thereof.

     The Proxy is revocable at any time before its exercise by written notice of revocation to the Secretary of the Company at its principal office, by executing and returning another Proxy bearing a later date or by attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy. Execution of a Proxy will not affect your right to attend the Annual Meeting and to vote in person. Unless the accompanying Proxy has been previously revoked, the shares represented by the Proxy will, unless otherwise directed, be voted at the Annual Meeting for the nominees named below for election as Directors and for all other proposals described in this Proxy Statement. Votes cast by Proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. Any valid and properly executed but otherwise unmarked Proxies, including those submitted by brokers or nominees, will be voted in favor of the proposals and nominees of the Board of Directors, as indicated in the accompanying Proxy card.

     The costs of solicitation of Proxies will be borne by the Company. In addition to soliciting Proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, other custodians and nominees will forward proxy soliciting materials to their principals and that the Company will reimburse such persons' out-of-pocket expenses.

     This Proxy Statement and the accompanying form of Proxy and the 1996 Annual Report are first being mailed to stockholders on or about April 14, 1997. The Company's 1996 Annual Report to its stockholders is also enclosed and should be read in conjunction with the matters set forth herein. See "Annual Report."

     Only holders of record of the Company's Common Stock, $.01 par value per share (the "Common Stock"), as of the close of business on April 10, 1997, are entitled to notice of and to vote at the Annual Meeting. At the close of business on April 10, 1997, there were outstanding 4,946,245 shares of the Company's Common Stock, which constitute all of the outstanding voting securities of the Company, each of which is entitled to one vote on each of the matters to be presented to the stockholders at the meeting.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Board of Directors currently consists of the following seven Directors:
Stuart D. Halpert, William J. Wolfe, Lester Zimmerman, Stanley T. Burns, Matthew
J. Hart, William M. Russell and Heywood Wilansky. Pursuant to the Company's charter, the Directors are divided into three classes. The terms of Directors Stuart D. Halpert, Stanley T. Burns and Heywood Wilansky expire at the Annual Meeting, while the terms of the remaining Directors expire in 1998 or 1999.

     Messrs. Halpert, Burns and Wilansky have been nominated and recommended for election to serve as Directors for a term of three years and until their respective successors are duly elected and qualify. Messrs. Halpert, Burns and Wilansky have advised the Board of Directors that they are able and willing to serve as Directors. If, for any reason, any of them shall become unavailable for election, the individuals named in the enclosed Proxy may exercise their discretion to vote for any substitute nominee or nominees. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

Vote Required; Recommendation of the Board of Directors

     A plurality of all the votes cast at the Annual Meeting by the holders of shares of Common Stock present or represented by proxy, assuming a quorum is present, will be sufficient to elect a nominee as a Director. For purposes of the election of Directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. The Board of Directors unanimously recommends a vote FOR the nominees set forth above. Proxies solicited by the Company will be so voted unless stockholders specify otherwise on the accompanying Proxy.

                         BOARD OF DIRECTORS AND OFFICERS

     The nominees for election as Directors of the Company, executive officers of the Company and the other persons whose terms as Directors continue after the Annual Meeting, and their principal occupations for the past five years or more, their ages, their positions and offices with the Company and information as to their terms as Directors as of March 31, 1997, are as follows:

         Name               Age   Director Since   Term Expires   Position
         ----               ---   --------------   ------------   --------
Stuart D. Halpert .......    54        1994            1997       Chairman of the Board of Directors
William J. Wolfe ........    44        1994            1999       President, Chief Executive Officer
                                                                  and Director
Lester Zimmerman ........    47        1994            1998       Executive Vice President and Director
Heywood Wilansky ........    49        1994            1997       Director
Stanley T. Burns ........    52        1994            1997       Director
Matthew J. Hart .........    44        1994            1999       Director
William M. Russell ......    60        1994            1998       Director
James G. Blumenthal .....    40                                   Executive Vice President and Chief
                                                                  Financial Officer
Jeffrey S. Distenfeld ...    42                                   Senior Vice President, Secretary and
                                                                  General Counsel
James G. Pounds .........    41                                   Senior Vice President

     Stuart D. Halpert. Mr. Halpert is the Chairman of the Board of Directors of the Company. He co-founded First Washington Management, Inc. ("FWM"), a predecessor business to the Company, in 1983 and has been its Chairman from its inception. He has been involved in the real estate industry for over 20 years. Mr. Halpert played an active role in the structuring of FWM and the many real estate ventures in which its affiliates have participated and in the formation of the Company. In addition, Mr. Halpert is actively involved with all aspects of the Company's business, including its work with the capital market, acquisitions, asset management, and third-party services. He shares overall responsibility for the Company's day-to-day operations with Mr. Wolfe. Prior to the formation of FWM, Mr. Halpert was a practicing attorney specializing in real estate transactions and banking matters. Prior to entering private practice, Mr. Halpert served as Counsel to the House Banking Committee, U.S. Congress. Mr. Halpert is a past member of the Board of Directors of the District of Columbia National Bank and the National Bank of Commerce. Mr. Halpert is a member of the International Council of Shopping Centers. He received his Bachelor's Degree from Brown University and his Juris Doctor Degree from The George Washington University Law School.

     William J. Wolfe. Mr. Wolfe is the President and Chief Executive Officer of the Company. He is also the President, Chief Executive Officer and co-founder of FWM. Mr. Wolfe shares overall responsibility for the Company's day-to-day operations with Mr. Halpert, and has been involved in the acquisition, development, financing, construction, renovation, leasing and management of over 100 retail properties. Prior to co-founding the Company's predecessor, from 1979 to 1982, Mr. Wolfe was a principal in a real estate firm that developed, renovated and managed office buildings and condominiums in downtown Washington, D.C. Prior to entering the real estate business, Mr. Wolfe served in the Executive Office of the President of the United States. Mr. Wolfe is a member of the International Council of Shopping Centers, and is a past member of the Board of Directors of the National Bank of Commerce. He received his Bachelor's Degree from Clark University and his Master's Degree from Harvard University.

     Lester Zimmerman. Mr. Zimmerman is an Executive Vice President of the Company and co-founder of the Company's predecessor and has primary responsibility for the brokerage activities of the Company. He has over 18 years of experience in the acquisition, management and disposition of commercial properties. Mr. Zimmerman is a member of the National Multi-Housing Council, the National Association of Real Estate Investment Trusts and the National Housing and Rehabilitation Association. Prior to joining the Company's predecessor, Mr. Zimmerman was an executive with the Xerox Corporation in Washington, D.C. and Sydney, Australia. Mr. Zimmerman received his Bachelor's Degree from the College of William and Mary.

     Stanley T. Burns. Mr. Burns is the principal of The Calloway Group, a consulting firm specializing in business strategy and finance. Mr. Burns is the former president and chief executive officer of United Savings Bank of Virginia, and served for over 22 years with Chase Manhattan Bank, N.A. and affiliates. In 1985, Mr. Burns negotiated the acquisition of three banks in Maryland on behalf of the Chase Manhattan Corporation, which banks were then merged to form Chase Bank of Maryland, where he served as president and chief executive officer until 1988. He is the co-author of Educating Managers and currently serves on the faculty of The Johns Hopkins University. He received his Bachelor's Degree from Duke University and a Master's Degree from The Johns Hopkins University.

     Matthew J. Hart. Mr. Hart is the Executive Vice President and Chief Financial Officer of Hilton Hotels Corporation. Mr. Hart is primarily responsible for Hilton's corporate finance and development activities. Prior to joining Hilton, Mr. Hart was Senior Vice President and Treasurer of the Walt Disney Company. Prior to joining Disney, Mr. Hart was Executive Vice President and Chief Financial Officer of Host Marriott Corporation (formerly known as Marriott Corporation). Before joining Marriott Corporation, Mr. Hart had been a lending officer with Bankers Trust Company in New York. Mr. Hart received his Bachelor's Degree from Vanderbilt University and a Master's of Business Administration from Columbia University. He is also a member of the Board of Directors of Kilroy Realty Corporation, an office property REIT based in El Segundo, California.

     William M. Russell. Mr. Russell is the Senior Real Estate Advisor of Aetna, Inc. Prior to his current position, Mr. Russell was chairman of the Real Estate and Mortgage Investment Committee of the Aetna Life & Casualty Companies. Over the term of his association with Aetna, Mr. Russell held senior positions in virtually every area of its real estate operations, including supervising Aetna's $23 billion mortgage portfolio and serving as past president of Aetna Property Services, a subsidiary engaged in the on-site management of Aetna-owned properties, and acting as former chairman of AE Properties, Inc., a subsidiary engaged in real estate development. Mr. Russell is a member of the Board of Directors and past president of the Connecticut Housing Investment Fund. Mr. Russell was the Governor's appointee to the Connecticut Blue Ribbon Commission on Housing and he is co-chairman of the Hartford Downtown Development Task Force.

     Heywood Wilansky. Mr. Wilansky is the President, Chief Executive Officer and a Director of The Bon-Ton Stores, Inc., a retail department store chain. Prior to joining his current position in August 1995, Mr. Wilansky was the president and chief executive officer of Foley's Department Store, a 50-store division of May Department Stores Company. Mr. Wilansky is the former president and chief executive officer of Filene's Department Store and the former executive vice president for merchandising of Lord & Taylor. Prior to that, Mr. Wilansky held various positions with Hecht's Department Store of Washington, D.C., most recently serving as senior vice president and general merchandise manager. Mr. Wilansky received his Bachelor's Degree from Canaan College.

     James G. Blumenthal. Mr. Blumenthal is an Executive Vice President and the Chief Financial Officer of the Company. Mr. Blumenthal joined FWM in 1986 and has served in a variety of positions, including Senior Asset Manager and Director of Acquisitions. He has responsibility for accounting and financial reporting for the Company. Prior to joining FWM, Mr. Blumenthal was a practicing CPA with Grant Thornton, a national accounting firm. He is a member of the American Institute of Certified Public Accountants. Mr. Blumenthal received his Bachelor's Degree from The George Washington University and his Master's of Science in Taxation from The American University.

     Jeffrey S. Distenfeld. Mr. Distenfeld is a Senior Vice President, Secretary and General Counsel of the Company. He joined FWM in 1989 and is responsible for all legal matters. Prior to joining FWM, Mr. Distenfeld was a partner with the law firm of Lane and Edson, P.C., where he specialized in commercial real estate and financing transactions. He is a member of the bar of, and qualified to practice in, Maryland, Virginia and the District of Columbia. Mr. Distenfeld received his Bachelor's Degree from The George Washington University and his Juris Doctor Degree from the University of Virginia School of Law.

     James G. Pounds. Mr. Pounds is a Senior Vice President of the Company and has responsibility for its third-party management business. He joined FWM in 1988 and has had a variety of responsibilities, including construction management and supervision of expansion and renovation projects. Prior to joining FWM, Mr. Pounds was a vice president of T.F. Stone, a real estate development firm, where he was responsible for the development and construction of a variety of commercial and multifamily projects. Prior to that, he was a project manager with HKS, Inc., an architectural firm, where he was responsible for development and construction of commercial office properties. Mr. Pounds received his Bachelor's Degree in Engineering from the University of Kansas and Master's of Business Administration and Master's of Architecture from the University of Illinois.

Committees of the Board of Directors; Meetings

     The Board of Directors held nine meetings during the year ending December 31, 1996. For that year, no nominee for Director who served as a Director during the past year attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and committees on which he served. The Board of Directors has established the following standing committees: Audit Committee and Compensation Committee. There is no standing Nominating Committee. The Board of Directors has delegated certain functions to the following standing committees of the Board:

     Audit Committee. The Audit Committee consists of four Directors, all of whom are independent of the Company's management ("Independent Directors"). Messrs. Hart, Burns, Russell and Wilansky are the current members of the Audit Committee and Mr. Hart is the Chairman of the Audit Committee. The Audit Committee was established to make recommendations concerning the engagement of independent public accountants, review with independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent accountants, review the independence of the independent accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The Audit Committee met one time during the year ending December 31, 1996.

     Compensation Committee. The Compensation Committee consists of four Directors, all of whom are Independent Directors. Messrs. Burns, Hart, Russell and Wilansky are the current members of the Compensation Committee and Mr. Burns is the Chairman of the Compensation Committee. The Compensation Committee determines compensation for the Company's executive officers, administers the granting of stock options and administers the Company's stock option plan. The Compensation Committee met five times during the year ending December 31, 1996.

Directors' Compensation

     Independent Directors receive $12,000 per annum. The Chairman of each Committee is paid $1,000 for each meeting which he attends and chairs. Each Independent Director also is reimbursed for expenses incurred in attending meetings. Under the 1994 Stock Option Plan for Officers, Directors and Key Employees of First Washington Realty Trust, Inc., First Washington Realty Limited Partnership and First Washington Management, Inc. (the "Stock Option Plan"), each Independent Director receives, upon initial election to the Board of Directors, an option to purchase 2,500 shares of the Company's Common Stock. Officers of the Company who are Directors are not paid Director fees nor do they receive options for their service as Directors of the Company.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of April 10, 1997, the Company had approximately 4,200 beneficial holders of Common Stock. The following table sets forth information regarding beneficial ownership of the shares of Common Stock as of such date by (i) the Company's Chief Executive Officer and each of the other four most highly compensated executive officers (collectively, the "Named Executive Officers"),
(ii) each Director of the Company, (iii) the Company's officers and Directors as a group and (iv) all persons known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the business address for each of the individuals listed below is c/o First Washington Realty Trust, Inc., 4350 East-West Highway, Suite 400, Bethesda, Maryland 20814.

                                                         Shares Beneficially Owned
                                               ---------------------------------------------
                                                Amount and Nature of
Name of Beneficial Owner                       Beneficial Ownership(1)   Percent of Class(2)
------------------------                       -----------------------   -------------------
Stuart D. Halpert(3)(5).....................           227,774                  4.51%
William J. Wolfe(3)(5)......................           227,774                  4.51%
Lester Zimmerman............................            55,397                  1.11%
Jeffrey S. Distenfeld(3)(5).................            11,021                    *
James G. Blumenthal(3)(5)...................            11,021                    *
Stanley T. Burns(4).........................             2,500                    *
Matthew J. Hart(4)..........................             6,500                    *
William M. Russell(4).......................             3,600                    *
Heywood Wilansky(4).........................             2,500                    *

All executive officers and directors as a
group (10 persons)..........................           559,108                 10.82%

Farallon Capital
Management, L.L.C.(6)(7)                               643,846                 13.02%
  One Maritime Plaza, Suite 1325
  San Francisco, CA 94111

J.P. Morgan & Co. Incorporated(8)(9)                   411,554                  8.32%
60 Wall Street
New York, NY  10260

----------
* = less than 1%

(1) Includes shares of Common Stock issuable upon conversion of partnership units ("Common Units") in First Washington Realty Limited Partnership (the "Operating Partnership") which are convertible within 60 days. As of March 31, 1997, Common Units owned by the Named Executive Officers was as follows: Stuart D. Halpert - 3,198, William J. Wolfe - 3,198 , Lester Zimmerman - 2,318, Jeffrey S. Distenfeld - 3,077 and James G. Blumenthal - 3,077.

(2) Based on 4,946,245 shares of Common Stock outstanding as of March 31, 1997, plus the shares of Common Stock issuable upon conversion of Common Units and the restricted shares of Common Stock held by such beneficial owner.

(3) Includes options to purchase shares of Common Stock (which are exercisable within 60 days) as follows: Stuart D. Halpert - 97,650, William J. Wolfe - 97,650, Jeffrey S. Distenfeld - 3,420 and James G. Blumenthal - 3,420.

(4) Includes options to purchase 2,500 shares of Common Stock (which are exercisable within 60 days).

(5) Includes restricted shares of Common Stock held by Stuart D. Halpert - 39,200, William J. Wolfe - 39,200, Jeffrey S. Distenfeld - 1,960 and James
     G. Blumenthal - 1,960.

(6) Reflects beneficial ownership as of December 31, 1996, as reported to the Company on Form 4 filed in February, 1997.

(7) Consists of 196,054 shares held by Farallon Capital Partners, L.P., 179,060 shares held by Farallon Capital Institutional Partners, L.P., 42,107 shares held by Tinicum Partners, 185,803 shares held by Farallon Capital Institutional Partners II, L.P., 16,122 shares held by Farallon Capital Institutional Partners III, L.P., 24,000 shares held by a discretionary account managed by Farallon Capital Management, L.L.C. and 700 shares held by the minor children of Jason Fish. Each of the foregoing entities (other than the minor children of Jason Fish) are separate partnerships over which Farallon Capital Management, L.L.C. has trading authority. Farallon Capital Management, L.L.C. disclaims beneficial ownership over all such shares.

(8) Reflects beneficial ownership as of December 31, 1996, as reported to the Company on Schedule 13G filed in February, 1997.

(9) Consists of 411,554 shares held by various entities and/or funds managed by J.P. Morgan & Co. Incorporated. No one entity/fund has beneficial ownership over shares constituting more than five percent (5%) of a class.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The Company did not commence paying salaries until June, 1994, immediately following the consummation of the series of transactions by which the Company was formed. The following table shows, for the fiscal years ending December 31, 1994, December 31, 1995 and December 31, 1996, respectively, the compensation paid by the Company to the Named Executive Officers.

                                                                                    Long-Term
                                                  Annual                           Compensation
                                               Compensation                           Awards
                                     --------------------------------   -----------------------------------
                                                               Other    Securities
                                                              Annual      Under-                               All Other
                                                              Compen-     lying                  Restricted     Compen-
Name and                                             Bonus    sation     Options       Stock       Stock        sation
Principal Position         Year(1)   Salary($)(2)     ($)     ($)(3)      (#)(4)     Grants(6)   Grants(7)        ($)
------------------         -------   ------------    -----    -------   ----------   ---------   ----------    ---------
William J. Wolfe             1996      $221,500     $77,500     --          --           --        39,200          --
President and Chief          1995      $190,000     $50,000     --          --         22,417        --            --
  Executive Officer          1994      $ 73,328        --       --       146,475         --          --            --

Stuart D. Halpert            1996      $221,500     $77,500     --          --           --        39,200          --
Chairman of the Board        1995      $190,000     $50,000     --          --         22,417        --            --
                             1994      $ 73,328        --       --       146,475         --          --            --

Lester Zimmerman             1996      $111,548        --       --          --           --          --       $116,278(5)
Executive Vice President     1995      $111,548        --       --          --         14,140        --       $217,442(5)
                             1994      $ 55,774        --       --          --           --          --       $102,291(5)

Jeffrey S. Distenfeld        1996      $148,100        --       --          --           --         1,960          --
Senior Vice President        1995      $126,458        --       --          --         2,564         --            --
  and General Counsel        1994      $ 57,500        --       --         5,130         --          --            --

James G. Blumenthal          1996      $130,400        --       --          --           --         1,960          --
Executive Vice President     1995      $115,000        --       --          --         2,564         --            --
  and Chief Financial        1994      $ 50,000        --       --         5,130         --          --            --
  Officer

----------
(1) The Company was founded in April, 1994. The Company paid advisory, leasing and management fees to FWM of approximately $1,955,000 in 1996. Certain of the Named Executive Officers have certain ownership interests in FWM. See "Certain Relationships and Related Transactions."

(2) Salaries paid in fiscal 1994 were based on annual base salaries for Messrs. Wolfe and Halpert of $190,000, Mr. Zimmerman of $111,598, Mr. Blumenthal of $100,000 and Mr. Distenfeld of $115,000. Includes compensation that was accrued and deferred pursuant to the Company's 401(k) Plan.

(3) Consists of the annual lease value of company-owned automobiles, membership fees to professional organizations, and certain medical and life insurance benefits. The aggregate value of such benefits does not exceed the lesser of $50,000 or 10% of the total annual salary for the Named Executive Officer.

(4) Represents options which were granted under the Company's Stock Option Plan at an exercise price equal to $19.50 per share (the per share price of Common Stock in the June 1994 Offering).

(5) Mr. Zimmerman, in his capacity as a licensed real estate broker, received such amount as sales commissions in connection with the sale of properties for third-party owners. Mr. Zimmerman receives a share of sales commissions which exceed a predetermined threshold amount.

(6) The table does not include 133,334 shares of Common Stock that may still be awarded to Messrs. Halpert and Wolfe (or their designees) after the third anniversary of the June 1994 Offering if certain performance objectives are satisfied. See -- "Employment Agreements."

(7) Awarded under the Company's Restricted Stock Plan. See -- "Employment Agreements."

Stock Option Grants Table

     The Named Executive Officers did not receive any options to purchase Common Stock for the fiscal year ending December 31, 1996 under the Stock Option Plan. The Company does not have any outstanding stock appreciation rights.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

     The following table sets forth information related to the exercise of stock options during the year ended December 31, 1996 by each of the Named Executive Officers and the 1996 fiscal year-end value of unexercised options.

                                                              Number of
                                                             Securities         Value of
                                                             Underlying        Unexercised
                                                             Unexercised      In-the-Money
                                                             Options at        Options at
                                                             FY-End (#)       FY-End ($)(2)
                                                            -------------     -------------
                        Shares Acquired        Value        Exercisable/      Exercisable/
       Name             on Exercise (#)   Realized ($)(1)   Unexercisable     Unexercisable
       ----             ---------------   ---------------   -------------     -------------
Stuart D. Halpert             N/A               N/A         97,650/48,825   $390,600/$195,300

William J. Wolfe              N/A               N/A         97,650/48,825   $390,600/$195,300

Jeffrey S. Distenfeld         N/A               N/A          3,420/1,710     $13,680/$6,840

James G. Blumenthal           N/A               N/A          3,420/1,710     $13,680/$6,840

----------
(1) Fair market value of underlying securities at exercise minus the exercise price.

(2) Represents the differences between the fair market value of the Common Stock on December 31, 1996 and the exercise price of the options.

Employment Agreements

     Messrs. Halpert and Wolfe have entered into amended employment agreements with the Company effective June 30, 1996. See "Compensation Committee Report." The term of Mr. Wolfe's employment agreement will expire June 30, 1999 and the term of Mr. Halpert's employment agreement will expire December 31, 1999. The employment agreements provide that, during the term of the agreements, neither of these individuals will be employed or otherwise involved in any business (other than the Company, FWM and the Operating Partnership) engaged in the acquisition, development, management or operation of retail shopping centers except as otherwise described herein. The employment agreements also provide that for a period of 18 months following the period each is an officer of the Company, Messrs. Halpert and Wolfe will not be employed or otherwise involved in any business engaged in the acquisition, development, management or operation of neighborhood and community shopping centers within the Washington-Baltimore corridor or within 25 miles of a shopping center in the Company's portfolio at the time of such executive's termination of employment.

     The employment agreements provide that, under certain circumstances Messrs. Halpert and Wolfe shall receive a severance benefit equal to the greater of (a) 200% of the sum of (x) employee's annual base salary at the time of such termination plus (y) the average annual bonus or (b) the sum of (x) the annual base salary that the employee would otherwise have been entitled to receive from the time of such termination through the end of the term of the employment agreement plus (y) the average annual bonus annualized from the time of such termination through the end of the employment term. If Mr. Halpert or Mr. Wolfe is terminated prior to the expiration of his employment agreement, he shall continue to receive medical benefits until the date his term of employment otherwise would have expired.

     Each of the employment agreements provides for an annual base salary in the amount of $250,000. The Compensation Committee has discretionary authority to award bonuses to Messrs. Halpert and Wolfe of up to 100% of their base salary, with a targeted annual bonus of 50% of annual base salary, subject to a maximum bonus of $77,500 to each of Messrs. Halpert and Wolfe for bonus payments earned from July 1, 1995 through December 31, 1996. The employment agreements provide that the criteria governing the Compensation Committee's bonus decisions shall be performance-based, based upon such measures as growth in Funds from Operations, growth in total return (measured as the sum of the annual dividend plus increases in the market price of the Common Stock) and portfolio growth (measured as increases in the aggregate value of the real property in the Company's portfolio, based upon the original cost of such property).

     In addition, 200,000 shares of Common Stock (the "Contingent Shares") have been reserved for issuance to Messrs. Halpert and Wolfe (or their designees), during the three-year period following June 27, 1994, the date that the Company completed the initial private placement of its Common Stock and Preferred Stock (the "June 1994 Offering") and consummated a series of other transactions related to the Company's formation, based upon the achievement of certain performance objectives. One-third of the Contingent Shares will be issued to Messrs. Halpert and Wolfe (or their designees) on each of the first three anniversary dates of the June 1994 Offering, if the annual growth of Funds From Operations per share (calculated as if the Contingent Shares had been issued and outstanding during the applicable measurement period), between July 1 and June 30 of the relevant year equals or exceeds 7.0% in each year. In addition, if at the end of the third year following consummation of the June 1994 Offering, less than 100% of the Contingent Shares have been issued, Messrs. Halpert and Wolfe shall be issued a number of additional Contingent Shares such that the aggregate amount of Contingent Shares issued (including all previously issued Contingent Shares) is as follows: (a) one-third of the Contingent Shares if Funds From Operations increased by 7% to 14% between July 1, 1994 and June 30, 1997; (b) two-thirds of the Contingent Shares if Funds From Operations increased by 14% to 21% between July 1, 1994 and June 30, 1997; and (c) all of the Contingent Shares if Funds From Operations increased by 21% or more between July 1, 1994 and June 30, 1997. The Company has issued those portions of the Contingent Shares which were issuable at the end of the first year following the June 1994 Offering to Messrs. Halpert and Wolfe and their designees. Specifically, Messrs. Halpert and Wolfe each received 22,417 shares of Common Stock, Lester Zimmerman received 14,140 shares of Common Stock and James G. Blumenthal and Jeffrey S. Distenfeld each received 2,564 shares of Common Stock.

     The original employment agreements also provided for awards of options to purchase 146,475 shares of Common Stock to each of Messrs. Halpert and Wolfe. The stock options awarded pursuant to such contracts are exercisable until June 27, 2004 at an exercise price of $19.50 per share (the fair market value of a share of Common Stock on the date of grant) and are exercisable in accordance with the following schedule: one-third of such options become exercisable on each of the first, second and third anniversary dates of June 27, 1994, the date of grant.

     The employment agreements further provide for awards to each of Messrs. Halpert and Wolfe of 39,200 shares of Restricted Stock under the Company's Restricted Stock Plan and of 30,000 shares of Contingent Stock under the Company's Contingent Stock Agreements. These Restricted Stock awards are subject to certain time vesting provisions and the Contingent Stock awards are subject to certain performance-based conditions.

     The Named Executive Officers are employed and compensated by both the Company and FWM. The Company believes that the effective allocation of such executives' compensation as among such entities reflects the services provided by such executives with respect to each entity.

Stock Performance Graph

     The following stock performance graph compares the Company's performance to the S&P 500 and the index of equity real estate investment trusts prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). Equity real estate investment trusts are defined as those which derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax-qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market. Stock price performance for the past year is not necessarily indicative of future results. All stock price performance includes the reinvestment of dividends.

                            [Performance Graph Here]


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee was established in November, 1994 and consists of Mr. Burns (Chairman), Mr. Hart, Mr. Russell and Mr. Wilansky, none of whom is or has been an officer or employee of the Company. For a description of the background of each of these individuals, see "Board of Directors and Officers." To the Company's knowledge, there were no interrelationships involving members of the Compensation Committee or other directors of the Company requiring disclosures in this Proxy Statement.

COMPENSATION COMMITTEE REPORT

     The information set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     General. The Company's compensation and benefit practices are established and governed by the Compensation Committee, which is comprised entirely of Independent Directors who are not eligible to participate in the compensation plans which they administer. The Compensation Committee establishes the general compensation policy of the Company, approves compensation of the senior executive officers of the Company and administers the Stock Option Plan, the Restricted Stock Plan and any other employee benefit plans which may be established by the Company.

     The Company's compensation program is designed to achieve both short-term and long-term objectives, balancing compensation to reward past performance and, consistent with the Company's growth philosophy, to provide incentives for superior performance over the long term. The Compensation Committee believes in working with management to design compensation structures which will best serve these goals. The Compensation Committee utilizes base salary, cash bonuses, incentive stock plans and other performance-based compensation as part of its programs.

     Executive Compensation. In fiscal year 1995, the Compensation Committee asked a nationally recognized consulting firm with experience in the real estate investment trust industry (the "Consultant") to review the compensation of its executives and to assist the Compensation Committee in more formally articulating and refining its compensation guidelines. The Consultant made recommendations to the Compensation Committee relating to overall compensation philosophy, appropriate base salary, short-term and long-term compensation plans and appropriate goals and targets for such plans. It also reviewed the existing employment contracts of Messrs. Halpert and Wolfe.

     In March 1996, based upon the Consultant's recommendations and the Compensation Committee's review of the anticipated effect which such proposed changes would have upon the Company's financial performance, the Compensation Committee determined that it was appropriate to (i) amend each of Messrs. Halpert's and Wolfe's employment agreements to increase the annual base salary from $190,000 to $250,000 and to provide for annual bonuses based on performance-based criteria (see "Employment Agreements"), (ii) extend the terms of the employment agreements until June 30, 1999 for Mr. Wolfe and until December 31, 1999 for Mr. Halpert; (iii) grant each of Messrs. Halpert and Wolfe 30,000 shares of Contingent Stock; (iv) establish a restricted stock plan for senior management of the Company; and (v) grant each of Messrs. Halpert and Wolfe 39,200 shares of restricted stock. In May 1996, the stockholders approved items (iii), (iv) and (v) above. Executive compensation of the Chief Executive Officer and of the Chairman of the Board, including the grant of options to such individuals, is paid in accordance with the terms of the Employment Agreements described above.

     In addition, James G. Blumenthal, Jeffrey S. Distenfeld and James G. Pounds each received 1,960 shares of restricted stock pursuant to the Restricted Stock Plan.

     Compensation of the Chairman and the Chief Executive Officer. Amounts earned during 1996 by Messrs. Wolfe and Halpert, the Chief Executive Officer and Chairman of the Company, respectively, are shown in the Summary Compensation Table. The Compensation Committee believes that the annual base salaries for Messrs. Wolfe and Halpert, as adjusted pursuant to their Employment Agreements, are comparable to the base salaries of chief executive officers and chairmen of other similar public real estate investment trusts. The Compensation Committee believes that the Restricted Stock Agreements and the Contingent Stock Agreements of Messrs. Wolfe and Halpert will be an effective method of aligning their interests with those of the Company's stockholders and for rewarding Mr. Wolfe and Mr. Halpert appropriately for their services as Chief Executive Officer and Chairman of the Company, respectively. In addition, the Employment Agreements provide for annual bonuses to Messrs. Halpert and Wolfe based on performance-based criteria including: FFO growth; total return to investors; portfolio growth; and other factors at the Board's discretion. After reviewing such performance-based criteria, the Compensation Committee awarded to each of Messrs. Halpert and Wolfe a cash bonus of $77,500 for the period of July 1, 1995 to June 30, 1996.


Date: March 31, 1997                         STANLEY T. BURNS (CHAIRMAN)
                                             MATTHEW J. HART
                                             WILLIAM M. RUSSELL
                                             HEYWOOD WILANSKY


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Messrs. Halpert, Wolfe, Zimmerman and Jack E. Spector (a former executive officer of the Company) are owners, together with one other individual, of the sole general partner of FW Realty Limited Partnership, which is a general partner in the Mid-Atlantic Centers Limited Partnership (the "MAC Partnership"). The MAC Partnership owns 9 properties managed by FWM. During the fiscal year ended December 31, 1996, the MAC Partnership paid management fees of approximately $286,000 to FWM.

     Messrs. Halpert, Wolfe, Zimmerman and Spector each hold a minority ownership interest in an office building for which FWM provides management and leasing services. During the fiscal year ended December 31, 1996, the partnership which owns the office building paid management and leasing fees of $30,000 to FWM.

     All of the voting common stock of FWM is owned by Messrs. Halpert, Wolfe and Zimmerman, which enables them to control the election of the board of directors of FWM. The Operating Partnership owns all of the non-voting preferred stock of FWM, which is generally entitled to dividends equal to 99% of the net cash flow of FWM. Messrs. Halpert and Wolfe have a right of first refusal with respect to the remaining capital stock of FWM. During the fiscal year ended December 31, 1996, the Company paid advisory, leasing and management fees of approximately $1,955,000 to FWM.

     The Company has paid legal fees in excess of $60,000 during 1996 to the law firm of Latham & Watkins. William J. Wolfe's brother, Scott N. Wolfe, is a partner of Latham & Watkins.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directors, officers and beneficial owners of 10 percent or more of the Company's Common Stock and Preferred Stock ("Reporting Persons") are required to report to the SEC on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of the Company's Common Stock or Preferred Stock. Regulations promulgated by the SEC require the Company to disclose in this Proxy Statement any reporting violations with respect to the 1996 fiscal year, which came to the Company's attention based on a review of the applicable filings required by the SEC to report such status as an officer or director or such changes in beneficial ownership as submitted to the Company.

     Based solely on its review of such forms received by it or representations that no such reports were required, the Company believes that during the fiscal year ending December 31, 1996 its executive officers, directors and beneficial owners of more than ten percent of the Company's Common Stock or Preferred Stock complied with the requirements of Section 16(a).


                                   PROPOSAL 2
                       AMENDMENT OF THE STOCK OPTION PLAN

     At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon a proposal to amend the 1994 Stock Option Plan for Officers, Directors and Key Employees of First Washington Realty Trust, Inc., First Washington Realty Limited Partnership and First Washington Management, Inc. described herein. The Plan was adopted by the Company's Board of Directors in June, 1994, and approved by the stockholders in June, 1994.

     The principal purposes of the Stock Option Plan are to provide additional incentives for directors, executive officers and other key employees of the Company, the Operating Partnership and FWM, to further the growth, development and financial success of the Company, and to obtain and retain the services of such directors, executive officers and other key employees essential to the long range success of the Company.

     Under the Stock Option Plan, not more than 351,540 shares of Common Stock are authorized for issuance upon exercise of options. The shares available under the Stock Option Plan may be either previously unissued shares or issued shares which have been repurchased by the Company and may be equity securities of the Company other than Common Stock. The Stock Option Plan provides for appropriate adjustments in the number and kind of shares subject to the Stock Option Plan and to outstanding grants thereunder in the event of a stock split, stock dividend or certain other types of recapitalizations.

     If any portion of a stock option or other award terminates or lapses unexercised, or is canceled without having been fully exercised, the shares which were subject to the unexercised portion of such option or other award will continue to be available for issuance under the Stock Option Plan.

     The Stock Option Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The principal features of the Stock Option Plan are summarized below, but the summary is qualified in its entirety by reference to the Stock Option Plan itself.

Administration

     The Stock Option Plan is administered by the Compensation Committee of the Board of Directors (or the Board in the case of options granted to members of the Board who are Independent Directors). The Compensation Committee consists of four directors of the Board, each of whom is a "disinterested person" as defined by Rule 16b-3 under the Exchange Act and each of whom is an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that prior to the date the issuer first registers Common Stock under Section 12 of the Exchange Act, the members of the Compensation Committee are not required to be "disinterested persons" as defined by Rule 16b-3 or "outside directors" for purposes of Section 162(m) of the Code. The Board appoints the members of the Compensation Committee.

     The Compensation Committee is authorized to select from among the eligible employees of the Company, the Operating Partnership and FWM and the directors of the Company the individuals to whom options are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof, consistent with the Stock Option Plan. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Stock Option Plan. Non-qualified stock options shall be granted to Independent Directors in accordance with the formula set forth in the Stock Option Plan.

     The Stock Option Plan also authorizes the Compensation Committee to delegate to the Chief Financial Officer or the Secretary of the Company, or both, any or all of the administrative duties and authority of the Compensation Committee under the Stock Option Plan, other than the authority to make grants or awards under the Stock Option Plan, to determine the price, timing or amount of such grants or awards or to determine any other matter required by Rule 16b-3 under the Exchange Act to be determined in the sole discretion of the Compensation Committee. In addition, the Compensation Committee may in its discretion grant to the Chief Financial Officer of the Company authority to make grants or awards under the Stock Option Plan to employees other than executive officers, subject to such limitations as the Compensation Committee may impose.

Awards under the Stock Option Plan

     The Stock Option Plan provides that the Compensation Committee (or Board, in the case of options granted to Independent Directors) may grant or issue stock options. Each grant or issuance will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

     Non-qualified stock options will provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. Non-qualified stock options may be granted for any reasonable term.

     Incentive stock options, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of the fair market value of Common Stock on the grant date and a ten-year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

     The Company issued to certain officers and key employees of the Company, the Operating Partnership and FWM options to purchase, in each case subject to the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit (as such terms are defined in the Company's Charter), an aggregate of 329,648 shares of Common Stock pursuant to the Stock Option Plan. Stuart D. Halpert and William
J. Wolfe each received options for 146,475 shares of Common Stock and James G. Blumenthal and Jeffrey S. Distenfeld each received options for 5,130 shares of Common Stock. The term of each such option is ten years from the date of grant. Each such option vests 33 1/3% per year over three years and is exercisable at a price of $19.50 per share. See also "Executive Compensation--Stock Option Grants Table" above. In addition, the Company issued to other employees (as a group) options to purchase an additional 26,438 shares of Common Stock.

     Pursuant to the Stock Option Plan, each new Independent Director automatically is granted an option to purchase 2,500 shares of Common Stock (subject to adjustment as provided in the Stock Option Plan in the event of changes in Common Stock or the assets of the Company) on the date of his or her election to the Board. Messrs. Burns, Hart, Russell and Wilansky, the current Independent Directors, were each granted options for 2,500 shares of Common Stock on September 12, 1994 at an exercise price of $19.50 per share.

     In addition, a maximum of 11,892 additional shares of Common Stock are reserved for issuance under the Stock Option Plan.

Payment for Shares

     The exercise or purchase price for all options to acquire Common Stock, together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or purchase or may, with the approval of the Compensation Committee, be paid in whole or in part in Common Stock of the Company owned by the optionee and having a fair market value on the date of exercise equal to the aggregate exercise price of the shares so to be purchased. The Compensation Committee may also provide, in the terms of an option or other right granted to an employee, that the purchase price may be payable within thirty days after the date of exercise. The Compensation Committee may also authorize other lawful consideration to be applied to the exercise or purchase price of an award granted to an employee, including services rendered or the difference between the exercise price of presently exercisable options and the fair market value of the Common Stock covered by such options on the date of exercise.

Amendment and Termination

     Amendments of the Stock Option Plan to increase the number of shares as to which options may be granted (except for adjustments resulting from any stock splits, reorganization, merger, consolidation, recapitalization, reclassification or stock dividend), to materially modify eligibility requirements under the Stock Option Plan, to reduce the minimum option price requirements, to materially increase benefits accruing to Independent Directors under the Stock Option Plan, to extend the period during which options may be granted or to otherwise materially increase the benefits accruing to participants under the Stock Option Plan require the approval of the Company's stockholders. In all other respects the Stock Option Plan can be amended, modified, suspended or terminated by the Board. Amendments of the Stock Option Plan will not, without the consent of the participant, affect such person's rights under an award previously granted, unless the award itself otherwise expressly so provides. No termination date is specified for the Stock Option Plan.

Eligibility

     Non-qualified stock options under the Stock Option Plan may be granted or issued to individuals who are then officers or other employees of the Company, the Operating Partnership, FWM or any of their present or future subsidiaries (as defined in the Stock Option Plan) and who are determined by the Compensation Committee to be key employees. Non-qualified stock options may also be granted to individuals who are then directors of the Company or any of its present or future subsidiaries (as defined in the Stock Option Plan). Non-qualified stock options shall be granted to Independent Directors in accordance with the formula set forth in the Stock Option Plan. Incentive stock options under the Stock Option Plan may be granted or issued to individuals who are then officers or other employees of the Company or any of its present or future subsidiaries (as defined in the Plan for purposes of incentive stock options).

     More than one option may be granted to an executive or other key employee, but to the extent that the aggregate fair market value (determined at the time of grant) of shares with respect to which an incentive stock option is first exercisable by an optionee during any calendar year exceeds $100,000, such options shall be treated as non-qualified options to the extent required by
Section 422 of the Code. No person may be granted an incentive stock option under the Plan if such person, at the time the incentive stock option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any company subsidiary (as defined in the Stock Option Plan) unless such incentive stock option conforms to the applicable provisions of Section 422 of the Code. No individual shall receive options for more than 250,000 shares of Common Stock. There is otherwise no limit on the number of awards that may be granted to any one individual so long as a grant does not violate the limitations on stock ownership and transfer set forth in the Company's Charter, cause the Company to fail to qualify as a real estate investment trust for federal income tax purposes, otherwise violate the Company's Charter or violate Rule 16b-3 under the Exchange Act.

Miscellaneous Provisions

     Options granted under the Stock Option Plan may provide for their termination upon dissolution or liquidation of the Company, the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets, or the acquisition by another corporation of 80% or more of the Company's then outstanding voting stock; but in such event the Compensation Committee (or the Board in the case of options granted to members of the Board who are Independent Directors) may also give optionees and other grantees the right to exercise their outstanding options or rights in full during some period prior to such event, even though the options or rights have not yet become fully exercisable.

     The Stock Option Plan specifies that the Company may make loans to employees to enable them to exercise options, purchase shares or realize the benefits of other awards granted under the Stock Option Plan. The terms and conditions of such loans, if any are made, are to be set by the Compensation Committee and could include a requirement for a security interest in favor of the Company in Common Stock issued under the Stock Option Plan.

     In consideration of the granting of a stock option, each employee and each director must agree in the written agreement embodying such award to remain in the employ or remain as a director, respectively, of the Company or a subsidiary of the Company, the Operating Partnership or FWM for at least one year after the award is granted.

     Subject to the respective option agreements, unless otherwise specified in writing, stock options cannot be exercised after one year from the date the optionee's employment terminates by reason of death or disability, nor more than three months after termination of employment for any reason other than death or disability.

     No option or other right granted under the Stock Option Plan may be assigned or transferred by the optionee, except by will or the laws of intestate succession. During the lifetime of the holder of any option or right, the option or right may be exercised only by the holder or his guardian or legal representative.

     The Company requires participants to discharge withholding tax obligations in connection with the exercise of an option granted under the Stock Option Plan, as a condition to the issuance or delivery of stock or payment of other compensation pursuant thereto. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of options or receipt of other awards, subject to the discretion of the Compensation Committee to disapprove such use.

     The Stock Option Plan is intended to comply with Rule 16b-3 under the Exchange Act. Pursuant to that rule, the Stock Option Plan and agreements thereunder must contain certain limitations and restrictions not discussed in detail herein.

Federal Income Tax Consequences

     The tax consequences of the Stock Option Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the Stock Option Plan, and is intended for general information only. State and local income taxes are not discussed, and may vary from locality to locality.

     Non-qualified Stock Options. For federal income tax purposes, assuming the option is not issued at an exercise price below market value, the recipient of non-qualified stock options granted under the Stock Option Plan generally will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of a non-qualified stock option the optionee will realize ordinary income, and the Company (or other employer) will be entitled to a deduction (subject to the limits of Section 162(m) of the Code which limits the deductibility of certain compensation in excess of $1,000,000), in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the non-qualified stock option. The Company (or other employer) will be required to withhold taxes on ordinary income realized by an optionee upon the exercise of a non-qualified stock option.

     The tax consequences resulting from the exercise of a non-qualified stock option through delivery of already-owned shares of Common Stock are not completely certain. In published rulings, the Internal Revenue Service has taken the position that, to the extent an equivalent value of shares is acquired upon such exercise, an optionee will recognize no gain and the optionee's basis in the shares acquired upon such exercise will be equal to the optionee's basis in the surrendered shares, that any additional shares acquired upon such exercise will be compensation to the optionee taxable under the rules described above and that the optionee's basis in any such additional shares will be their then fair market value.

     Incentive Stock Options. There is no taxable income to an optionee when an incentive stock option is granted to him or when that option is exercised; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of tax preference" for the optionee. Gain realized by an optionee upon the sale of stock issued on exercise of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. If the shares are disposed of before the expiration of these one-year or two-year periods, the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates; the balance of the gain, if any, will be taxed as capital gain. If the shares are disposed of before the expiration of these one-year or two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the employee's ordinary income is limited to the amount realized less the option exercise price paid. The Company (or other employer) will be entitled to a deduction (subject to Section 162(m) of the Code) to the extent the employee must recognize ordinary income. An incentive stock option exercised more than three months after an optionee's retirement from employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. The Company (or other employer) will be entitled to a tax deduction (subject to Section 162(m) of the Code) equal to the ordinary income, if any, realized by the optionee.

     The tax consequences resulting from exercise of an incentive stock option through delivery of already-owned shares of Common Stock are not completely certain. In published rulings and proposed regulations, the Internal Revenue Service has taken the position that generally the optionee will recognize no income upon such stock-for-stock exercise (subject to the discussion above), that to the extent an equivalent number of shares is acquired, the optionee's basis in the shares acquired upon such exercise is equal to the employee's basis in the surrendered shares increased by any compensation income recognized by the optionee, that the optionee's basis in any additional shares acquired upon such exercise is zero and that any sale or other disposition of the acquired shares within the one-year or two-year periods described above will be viewed as a disposition of the shares with the lowest basis first.

Proposed Amendment to the Stock Option Plan

     A total of 351,540 shares of Common Stock are currently reserved for issuance under the Stock Option Plan, and under the terms of the Stock Option Plan, the aggregate number of shares which may be issued upon exercise of options shall not exceed 351,540, subject to certain adjustments. The Board of Directors recommends an amendment to the Stock Option Plan to increase the number of shares available for issuance under the Stock Option Plan by 450,000 shares, for a total of 801,540 shares.

     As of March 31, 1997, options to purchase an aggregate of 339,648 shares of Common Stock had been granted under the Stock Option Plan. Accordingly, only 11,892 shares of Common Stock are available for the issuance of new options. The Board of Directors believes that increasing the number of shares available for issuance under the Stock Option Plan is necessary in order for the Compensation Committee to have sufficient flexibility to carry out its responsibilities to
(i) further the growth, development and financial success of the Company by providing additional incentives to its directors, executive officers and other key employees, and (ii) enable the Company to obtain and retain the services of such directors, executive officers and other key employees considered essential to the long-range success of the Company.

Required Vote for Approval and Recommendation of the Board of Directors

     The affirmative vote of a majority of the shares present or in person or represented by proxy and entitled to vote at the meeting is required to approve the amendment to the Stock Option Plan. Abstentions will have the same effect as votes against the Stock Option Plan, and "broker non-votes" will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote. The Board of Directors unanimously recommends that stockholders vote FOR approval of the amendment to the Stock Option Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on the accompanying Proxy cards.

                                   PROPOSAL 3
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of Coopers & Lybrand, L.L.P., the Company's independent auditors for the fiscal year ending December 31, 1996, was appointed by the Board of Directors, upon the recommendation of the Audit Committee, to act in the same capacity for the fiscal year ending December 31, 1997, subject to ratification by the stockholders. There are no affiliations between the Company and Coopers & Lybrand, L.L.P., its partners, associates or employees, other than as pertain to its engagement as independent auditors for the Company in the previous year. Representatives of Coopers & Lybrand, L.L.P. are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

Vote Required; Recommendation of the Board of Directors

     The  affirmative  vote of a  majority  of all the votes  cast at the Annual
Meeting, assuming a quorum is present, is necessary for approval of the ratification of Coopers & Lybrand, L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1997. For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. The Board of Directors unanimously recommends a vote FOR ratification of the appointment of independent auditors set forth above. Proxies solicited by the Company will be so voted unless stockholders specify otherwise on the accompanying Proxy.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matter that is likely to come before the Annual Meeting. If other matters should properly come before the Annual Meeting, the persons named in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

Annual Report

     The Annual Report of the Company for the fiscal year ending December 31, 1996 is provided with this Proxy Statement to the stockholders of record as of the close of business on April 10, 1997. However, the Annual Report does not constitute, and should not be considered, a part of this Proxy solicitation material.

     Any stockholder who desires a copy of the Company's 1996 Annual Report on Form 10-K filed with the Securities and Exchange Commission may obtain a copy (including exhibits) without charge by addressing a request to Jeffrey S.
Distenfeld, Secretary, First Washington Realty Trust, Inc., 4350 East West Highway, Suite 400, Bethesda, Maryland 20814.

Stockholders' Proposals

     Any proposal intended to be presented by a stockholder at the next annual meeting of stockholders must be received by the Company at its principal executive offices not later than December 15, 1997, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. In addition, the Bylaws of the Company provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, notice must generally be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/ Jeffrey S. Distenfeld
                                             -----------------------------------
                                             JEFFREY S. DISTENFELD
                                             Senior Vice President and Secretary


Bethesda, Maryland
April 14, 1997

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                      FIRST WASHINGTON REALTY TRUST, INC.

                                  May 16, 1997



                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
        Please mark your                                            |
A  [X]  votes as in this                                            |
        example                                                     |_____

     ---------------------------------------------------------------------
     The Board of Directors recommends that you vote FOR Items 1, 2 and 3.
     ---------------------------------------------------------------------
                      FOR ALL     WITHHELD FROM
                      nominees    ALL nominees
1. Election of the      [ ]           [ ]
   following nominees
   as Directors:
   Stuart D. Halpert
   Stanley T. Burns
   Heywood Wilansky

   FOR ALL EXCEPT from the following nominee(s):

   ---------------------------------------------
                                                         FOR   AGAINST   ABSTAIN
2. Proposal to  amend the  1994 Stock  Option Plan       [ ]     [ ]       [ ]
   for Officers,  Directors  and  Key Employees of
   First  Washington  Realty  Trust,  Inc.,  First
   Washington Realty Limited Partnership and First
   Washington Management, Inc.

3. Ratification of Coopers & Lybrand L.L.P. as auditors. [ ]     [ ]       [ ]



Signature(s)____________________ Signatures(s)____________________ DATE_________

Note: Each joint tenant should sign:  executors, administrators,  trustees, etc.
      should give full title and where more than one is named, a majority should sign. Please read other side before signing.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      FIRST WASHINGTON REALTY TRUST, INC.

                                     PROXY

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of First Washington Realty Trust, Inc., a Maryland corporation (the "Company"), revoking previous proxies, acknowledges the receipt of the Notice and Proxy Statement dated April 14, 1997 in connection with the Annual Meeting of Stockholders of the Company to be held at 11:00 a.m. on Friday, May 16, 1997 at The Hyatt Regency-Bethesda, One Bethesda Metro Center, Bethesda, MD 20814, and hereby appoints STUART D. HALPERT and WILLIAM J. WOLFE, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the meeting or any adjournment or postponement thereof, to cast all votes that the undersigned is entitled to cast upon all matters properly coming before the meeting or any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

     INSTRUCTIONS: This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this
proxy will be voted FOR items 1, 2 and 3.                        ---------------
                                                                   SEE REVERSE
                (Important - Please sign and date on other side)      SIDE
                                                                 ---------------
--------------------------------------------------------------------------------